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                           GUARANTY AND PLEDGE AGREEMENT


     GUARANTY AND PLEDGE AGREEMENT dated as of September 15, 1998 between SOL PRICE, HELEN PRICE and THE SOL AND HELEN PRICE TRUST (the "Trust") (individually, a "Guarantor" and collectively, the "Guarantors"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank").

     WHEREAS, in order to induce the Bank to extend credit pursuant to the provisions of a letter agreement (the "Letter Agreement") dated as of September 15, 1998, between the Bank and Price Enterprises, Inc. (the "Borrower"), and for other consideration, the receipt and adequacy of which are acknowledged, the Guarantors have jointly and severally agreed to guaranty the obligations of the Borrower under the Letter Agreement and to grant a continuing security interest in the Collateral (as hereinafter defined) to secure their obligations hereunder;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Guarantors, as primary obligors and not as sureties only, hereby unconditionally guarantee the due and punctual payment (whether at stated maturity, upon acceleration or otherwise) of any amounts arising out of or in connection with the Letter Agreement and the note delivered thereunder (the "Note"), including without limitation the obligation of the Borrower to pay all fees, principal and interest payments due thereunder and under the Note and all expenses of collection, counsel fees and other expenses incurred by the Bank in connection with the enforcement of its rights under the Letter Agreement and the Note (collectively, the "Guaranteed Obligations"). Upon any failure by the Borrower to pay any of the Guaranteed Obligations, the Guarantors agree that they will pay within 10 days of notice thereof, at the place and in the manner specified in the Letter Agreement and the Note, such amounts which the Borrower has failed to pay. This Guaranty is a guaranty of payment and not merely a guaranty of collection.

     2. The obligations of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the

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     Borrower or any other guarantor of any of the Guaranteed Obligations;

          (ii) any release, exchange, non-perfection or invalidity of any direct or indirect security for any of the Guaranteed Obligations;

          (iii) any modification or amendment of or supplement to the Letter Agreement or the Note;

          (iv) any change in the existence (including its constitution, laws, rules, regulations or powers), structure or ownership of the Borrower or The Sol and Helen Price Trust, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets, a Guarantor or any other guarantor of any of the Guaranteed Obligations;

          (v) the existence of any claim, set-off or other rights which any Guarantor may have at any time against any of the Borrower, the Bank or any other corporation or person, whether in connection herewith or in connection with any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (vi) any invalidity or unenforceability relating to or against the Borrower or any other guarantor for any reason of the Letter Agreement, the Note or any other guaranty agreement, or any provision of applicable law or regulation purporting to prohibit payment by the Borrower of amounts to be paid by it under the Letter Agreement, the Note or any of the Guaranteed Obligations or under any such guaranty agreement; or

          (vii) any other act or omission to act or delay of any kind by the Borrower, any other guarantor, the Bank or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder;

provided, however, the Bank shall not extend the Commitment (as defined in the Letter Agreement) without the prior written consent of the Guarantors.

     3. The Guarantors' obligations hereunder constitute a guarantee of payment and not of collection merely and shall remain in full force and effect until the Guaranteed Obligations shall have been paid in full in accordance with the terms hereof and of the Letter Agreement and the Note. If at any time any payment of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors'

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obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

     4. The Guarantors irrevocably waive acceptance hereof, diligence, presentment, demand, protest, notice of dishonor and any notice not provided for herein, as well as any requirement that at any time any person exhaust any right or take any action against the Borrower or its assets or any other guarantor or person.

     5. In the event that acceleration of the time for payment of any amount payable by the Borrower under the Letter Agreement or the Note is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration or required to be paid upon an early termination pursuant to the terms of the Letter Agreement or the Note shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Bank.

     6. The Trust has delivered to the Bank and hereby pledges to the Bank and grants to the Bank a security interest in the property of the Trust described in Rider A attached hereto and made a part hereof and any other property of the Trust from time to time held by the Bank pursuant to this Agreement and all proceeds thereof (collectively, the "Collateral") as security for its obligations hereunder (collectively, the "Secured Obligations"); provided however, that so long as no default hereunder or with regard to the Secured Obligations shall exist, interest payments made on the Collateral shall not be included within the definition of "Collateral".

     7. The Trust relinquishes any right to be given notice of any kind to which it might otherwise be entitled except for any notice required to be given pursuant to the New York Uniform Commercial Code or as otherwise provided herein. The Trust agrees that until the Guaranteed Obligations shall have been paid and satisfied in full no portion of the Collateral will be withdrawn from the Bank's custody without the Bank's consent unless the fair market value of the remaining Collateral, as determined by the Bank in its sole discretion, (the "Aggregate Collateral Value"), shall at least equal 105.2632% of the dollar amount of the Guaranteed Obligations then existing. In the event that the Aggregate Collateral Value shall at any time be less than 105.2632% the dollar amount of the Guaranteed Obligations the Trust agrees to either (i) furnish to the Bank additional United States Treasury Notes acceptable to the Bank as Collateral, such Collateral to be held subject to a perfected first lien in favor of the Bank and subject to the provisions hereof, (ii) repay a portion of the Guaranteed Obligations so that such Collateral coverage percentage is once again maintained or (iii) furnish to the Bank additional Collateral of a type acceptable to the Bank together with such executed documentation as the Bank shall require to evidence and perfect a first lien in favor of the Bank therein.

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     8.   The Guarantors represent and warrant as follows:

          A. The Trust has good and marketable title to the Collateral and has not created any lien against or other security interest in the Collateral except pursuant to this Agreement;

          B. Upon the execution of this Agreement by the Guarantors and the delivery of the Collateral to the Bank the Collateral will be duly and validly pledged to the Bank and the pledging thereof and Guaranty provided for herein do not contravene or constitute a default under any provision of applicable law or regulation or of any judgment, order, decree, agreement or instrument binding on any Guarantor or result in the creation of any lien upon any of the property or assets of any Guarantor other than the security interest granted pursuant to this Agreement;

          C. The Collateral is the property of the Trust and is not subject to a proprietary interest or lien of any other person or entity;

          D. This Agreement constitutes a valid and binding obligation of the Guarantors that is enforceable in accordance with its terms except to the extent such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and the security interest in the Collateral created hereunder is valid under the Uniform Commercial Code as in effect in the State of New York; and

          E. No approval, consent or authorization of or filing or registration with any governmental authority or body that has not been obtained is necessary for the execution, delivery or performance by the Guarantors of this Agreement or for the performance by the Guarantors of any of the terms or conditions hereof.

     9. The Guarantors agree to defend the Bank's right, title, lien and security interest in and to the Collateral against the claims and demands of all persons.

     10. At any time and from time to time the Bank may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee or nominees.

     11. Until such time as a demand for payment of any amount due in connection with the Secured Obligations has been made and remains unsatisfied, the Trust shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral, and the Bank shall, upon receiving a written request from the Trust, deliver to the Trust such proxies, powers of attorney, consents, ratifications and

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waivers in respect of any of such Collateral which is registered in the Bank's name or that of its nominee as shall be specified in the request of the Trust and in form and substance reasonably satisfactory to the Trust.

     12. The Trust will, at its expense and in such manner and form as the Bank may require, execute, deliver, file and record any specific assignment or other paper and take any other action that may be reasonably necessary or desirable, or that the Bank may request, in order to create, preserve, perfect or validate any security interest or to enable the Bank to exercise and enforce its rights hereunder with respect to any of the Collateral.

     13. Upon the demand and nonpayment of any amount owed to the Bank in connection with the Secured Obligations when due the Bank shall have the rights and remedies provided in the Uniform Commercial Code in force in New York at the date of execution of this Agreement and in addition to, or in modification of, those rights and remedies, the Bank or its agents may, in its discretion, sell, assign and deliver all or any part of the Collateral at any broker's board or public or private sale without notice or advertisement, and bid and become purchasers (free from any equity or right of redemption) at any public sale or at any broker's board. The Trust agrees that the proceeds of the disposition of the Collateral may be applied by the Bank to the satisfaction of the Guaranteed Obligations in any order of preference which the Bank in its sole discretion chooses and that the surplus, if any, shall be returned to the Trust.

     14. The Bank shall have no duty with reference to the Collateral except to use reasonable care in its custody and preservation, which shall not include any steps necessary to preserve rights against prior parties nor the duty to send notices, perform services, or take any action in connection with the management of the Collateral. The Trust releases the Bank from any claims or causes of action at any time arising out of or with respect to the Collateral or in connection with any actions taken or omitted to be taken by the Bank with respect thereto and the Trust hereby agrees to hold the Bank harmless from any and all such claims and causes of action, except for claims and causes of action arising out of the failure of the Bank to use reasonable care in the custody and preservation of the Collateral.

     15. Without limiting any rights or powers granted hereunder to the Bank while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Bank is hereby appointed the attorney-in-fact of the Trust for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which any party hereto may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, upon the occurrence and during the

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continuance of an Event of Default the Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Trust representing any interest or dividends or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same and to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral. The powers of attorney granted pursuant hereto and all authority hereby conferred are granted and conferred solely to protect the Bank's interests in the Collateral and shall not impose any duty upon the attorney-in-fact to exercise such powers. Such powers of attorney are coupled with an interest, shall be irrevocable prior to the payment in full of the Guaranteed Obligations and shall not be terminated prior thereto or affected by any act of the Trust or by operation of law, including, but not limited to, the dissolution, death, disability or incompetency of any person, the termination of any trust, or the occurrence of any other event, and if the Trust or any other person or entity should be dissolved or any other event should occur before the payment in full of the Guaranteed Obligations, such attorney-in-fact shall nevertheless be fully authorized to act under such powers of attorney as if such dissolution, death, disability or incompetency or other event had not occurred and regardless of notice thereof. The Bank agrees not to exercise such powers of attorney except upon the demand and nonpayment when due or within any applicable grace period of any amount owed in connection with the Guaranteed Obligations.

     16. The Guarantors shall pay all the reasonable expenses of the Bank, including reasonable attorney's fees, incurred by the Bank in enforcing or obtaining, or endeavoring to enforce or obtain, its rights and remedies hereunder and the performance of the Guarantors' obligations hereunder.

     17. The obligations created by this Agreement are for the benefit of the Bank and its successors and assigns, and in the event of any assignment by a Bank of any of the Guaranteed Obligations, the rights hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with the Guaranteed Obligations. This Agreement is binding on the Guarantors and their successors, assigns, heirs and legal representatives.

     18. Upon final payment in full of all of the Guaranteed Obligations to the Bank the Trust shall be entitled to the return of all of the Collateral and of all other property and cash which have not been used or applied toward the payment of the Secured Obligations and will execute and deliver all termination statements, certificates and other such documentation as shall be reasonably requested by the Trust to effect the termination and release of the security interest in the Collateral. Subject to Section 14 hereof, the assignment by the Bank to the Trust of the Collateral and such other property shall be without

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representation or warranty of any nature whatsoever and wholly without recourse.

     19. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

     20. No failure or delay on the part of the Bank in exercising any of its options, powers or rights, nor the partial or single exercise thereof shall constitute a waiver thereof or shall preclude any other or further exercise of any other option, power or right.

     21. Subject to Section 2 hereof, the Guarantors authorize the Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Guaranteed Obligations or any part thereof, including to increase or decrease the rate of interest thereon; (b) take and hold additional security for the Guaranteed Obligations and exchange, enforce, waive and release any such security; and (c) apply such security and the Collateral and direct the order or manner of sale thereof as the Bank in its discretion may determine. The Bank may without notice assign this Agreement and the benefits hereof in whole or in part.

     22. The Guarantors waive any right to require the Bank to (a) proceed against the Borrower; (b) proceed against or exhaust any other security for the Secured Obligations; or (c) pursue any other remedy in the Bank's power whatsoever. The Guarantors waive any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower with regard to the Guaranteed Obligations. Until all Guaranteed Obligations shall have been paid in full the Guarantors shall have no right of subrogation and waive any right to enforce any remedy which the Bank now has or may hereafter have against Borrower, and waive any benefit of, and any right to participate in any security now or hereafter held by the Bank.

     23. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     24. This Guaranty and Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

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     25.  THE OBLIGATIONS OF THE GUARANTORS HEREUNDER ARE JOINT AND SEVERAL.

     26. So long as the Commitment under the Letter Agreement shall be in effect or any Guaranteed Obligations shall remain unpaid, unless compliance shall have been waived in writing by the Bank, the Guarantors agree that:

          (i) they will furnish to the Bank (a) copies of their respective financial statements in form satisfactory to the Bank on an annual basis within 90 days after their year-end as determined for tax purposes, (b) copies of all federal tax returns filed by them within 30 days of their filing, (c) from time to time such additional information concerning their financial position as the Bank may reasonably request and (d) notice of any Default under the Letter Agreement or hereunder forthwith upon their becoming aware thereof; and

          (ii) the Trust will keep in full force and effect its existence as a trust organized under the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                         THE SOL AND HELEN PRICE TRUST


                         By: /s/ SOL PRICE
                             --------------------------------------
                             SOL PRICE, SOLE TRUSTEE

                         Address:

                         7979 Ivanhoe Avenue
                         Suite 520
                         La Jolla, California 92037




                         /s/ SOL PRICE
                         ------------------------------------------
                         SOL PRICE, individually

                         Address:

                         7979 Ivanhoe Avenue
                         Suite 520
                         La Jolla, California 92037

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                         /S/ HELEN PRICE
                         ------------------------------------------
                         HELEN PRICE, individually

                         Address:

                         7979 Ivanhoe Avenue
                         Suite 520
                         La Jolla, California 92037





                         MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK



                         By: /s/ ANNE W. HILLIARD
                             --------------------------------------
                             Title: Vice President

                         Address:

                         345 Park Avenue
                         New York, New York 10154-1002

                         Attn: John Halpin



                         with a copy to:

                         333 South Hope Street
                         35th Floor
                         Los Angeles, California 90071
                         Telecopier: 213-437-9305

                         Attn: Laura Porter

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                                                                      EXHIBIT A











     U.S. Treasury Notes selected by the Bank now and hereafter held in Custody Account No. C88247 maintained by the Trust at the Bank and all Proceeds and Products thereof (excluding interest payments on the foregoing so long as no Event of Default under the Guaranty and Pledge Agreement, Letter Agreement or Note shall exist)